                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 14, 2001, accompanying the consolidated financial statements included in the Annual Report of Alpha Technologies Group, Inc. on Form 10-K/A-1 for the year ended October 26, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Alpha Technologies Group, Inc. on Forms S-8 (File No. 33-11627, effective January 29, 1987, File No. 33-17359, effective September 28, 1987, File No. 33-20706, effective March 17, 1988, File No. 33-29636, effective June 30, 1989,
File No. 33-48663, effective June 23, 1992, File No. 333-03001, effective April 30, 1996, File No. 333-61708, effective May 25, 2001 and File No. 333-103132, effective February 12, 2003) and on Form S-3 (File No. 333-10311, effective August 16, 1996 and File No. 333-113350).



/s/ Grant Thornton LLP

Houston, Texas
May 14, 2004